Exhibit 99.1

BRE FINANCIAL NEWS Investor Contact: Stephanie T. Andre, 415-445-3745 Media Contact: Thomas E. Mierzwinski, 415-445-6525

BRE PROPERTIES REPORTS FIRST QUARTER 2011 RESULTS

Common and Preferred Dividends Declared

May 3, 2011 (San Francisco) – BRE Properties, Inc. (NYSE:BRE) today reported operating results for the quarter ended March 31, 2011. All per share results are reported on a fully diluted basis.

First Quarter Operational and Financial Highlights

•	Quarterly funds from operations (FFO) totaled $34.8 million, or $0.53 per share. Quarterly net income available to common shareholders totaled $9.6 million, or $0.15 per share.

•	Year-over-year annual same-store revenues and net operating income (NOI) increased 1.5% and 2.0%, respectively. Physical occupancy averaged 95.3%; annual turnover in the same-store portfolio was 54%.

•

Acquired The Vistas of West Hills, a 220-unit property in Valencia, Calif., for a total purchase price of approximately $56.5 million. The property was completed in June 2009 and was 75% occupied on the acquisition date; current occupancy is 81%.

•	Issued 545,000 shares at an average price of $45.84 per share, for gross proceeds of $25.0 million, under the company’s at-the-market (ATM) program.

•

Annual FFO guidance updated to a range of $2.08 to $2.18 per share from a previously guided range of $2.06 to $2.18 per share. Second quarter 2011 guidance announced in a range of $0.52 to $0.55 per share.

First Quarter 2011

Funds from operations, the generally accepted measure of operating performance for real estate investment trusts, totaled $34.8 million, or $0.53 per share, for first quarter 2011, as compared with $29.4 million, or $0.52 per share, for the quarter ended March 31, 2010. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.) Net income available to common shareholders for the first quarter totaled $9.6 million, or $0.15 per share, as compared with $5.5 million, or $0.10 per share, for the same period 2010.

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BRE’s year-over-year earnings and FFO results reflect the impact of the following during 2011: (1) increases in same-store property-level operating results over 2010 levels; (2) incremental NOI from acquired and newly completed properties in the last 12 months; and (3) a reduction in interest expense due to lower leverage levels, which was offset by (4) a higher level of outstanding shares from equity issued in 2010 and 2011.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 21,538 apartment units owned directly by BRE, same-store units totaled 19,275 for the quarter.

On a year-over-year basis, overall same-store revenues and NOI increased 1.5% and 2.0%, respectively, for the first quarter. The revenue increase was driven by a 2.0% increase in rental rates per unit earned during the period, offset by a 50-basis-point reduction in year-over-year financial occupancy levels. Annualized turnover during the first quarter was 54%, as compared with 57% during the first quarter of 2010.

On a sequential basis, same-store revenue increased 0.8%, NOI increased 0.3% and expenses increased 1.8% over fourth quarter 2010 levels. The sequential quarter increase in revenues was driven by a 1.0% increase in rental rates earned per unit during the first quarter, offset by a 20 basis-point reduction in financial occupancy.

Investment Activity

On February 16, 2011, BRE acquired The Vistas of West Hills for total purchase price of $56.5 million. The Vistas’ acquisition supports BRE’s strategy of concentrating its investment capital. The community is within three miles of two other BRE communities, Pinnacle at Westridge and Bridgeport Coast, providing the company with operational and staffing efficiencies. The property was 75% occupied on the acquisition date and currently is 81% occupied.

During the first quarter 2011, one development community completed its lease-up phase: Villa Granada in Santa Clara, Calif. (270 units). The current physical occupancy at Villa Granada is 97.8%; average occupancy for the first quarter was 89%.

BRE currently has one community under construction: Lawrence Station, a 336-unit community in Sunnyvale Calif., with an estimated completion date of the first quarter 2013.

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During the first quarter BRE purchased for $5.1 million, a 4.4-acre site, contiguous to its Park Viridian community in the Anaheim Platinum Triangle. When added to an existing phase 2 land parcel (Park Viridian II), the combined undeveloped parcels support the development of 400 units. As of March 31, 2011, the company owned or leased land that supports the development of five communities (two in Southern California, two in Northern California and one in Seattle) representing approximately 1,600 units of future development, and an estimated aggregate investment of approximately $635 million upon completion.

Subsequent to the end of the quarter, BRE acquired two parcels of entitled land in San Francisco’s Mission Bay district, located along the waterfront and adjacent to the San Francisco Giants’ ballpark. The parcels support the construction of 360 units, at an estimated total construction cost of approximately $220 million. The company expects pre-development work to take place over the next 12-15 months; construction will commence in mid-2012, with first units to be delivered in 2014.

Capital Markets Activity

Under the ATM equity distribution agreement filed with the Securities and Exchange Commission on Form 8-K on February 25, 2010, the company issued 545,000 shares of common stock, at an average share price of $45.84 per share, with total gross proceeds of $25.0 million. The remaining capacity under the equity distribution agreement totals $200.0 million.

Common and Preferred Dividends Declared

On April 28, 2011, the BRE board of directors approved regular common and preferred stock dividends for the quarter ending June 30, 2011. All common and preferred dividends will be payable on Thursday, June 30, 2011 to shareholders of record on Wednesday, June 15, 2011. The quarterly common dividend payment of $0.375 is equivalent to $1.50 per share on an annualized basis, and represents a yield of approximately 3.0% on Monday’s closing price of $50.72 per share. BRE has paid uninterrupted quarterly dividends to shareholders since the company’s founding in 1970.

The company’s 6.75% Series C preferred dividend is $0.421875 per share; the 6.75% Series D preferred dividend is $0.421875 per share.

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Earnings Guidance Update

Based on performance in the first quarter, the company is updating annual FFO guidance to a range of $2.08 to $2.18, from a previously guided range of $2.06 to $2.18. There are no updates to the annual same-store revenue, expense and NOI guidance ranges provided in February.

The company has established an FFO guidance range of $0.52 to $0.55 per share for the second quarter of 2011. The difference between the company’s first quarter 2011 FFO of $0.53 per share and the midpoint of the second quarter guidance range of $0.535 per share is due to the following items:

•	A positive impact of approximately $0.035 per share from higher same-store and non-same-store property revenues in the second quarter of 2011;

•	A negative impact of approximately $0.02 per share from higher same-store and non-same-store property expenses in the second quarter of 2011; and

•	A negative impact of approximately $0.01 per share from dilution as a result of continued ATM issuance and various other items.

Second quarter FFO guidance includes equity issuance under the ATM program, but does not include other capital markets activity. Second quarter and annual FFO guidance does not include any nonroutine income or expense items.

Annual Meeting of Shareholders

The company will hold its 41st Annual Meeting of Shareholders on Tuesday, May 24, 2011 at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, CA 94104, at 9:00 a.m. Pacific. The company’s proxy statement, voting materials and Form 10-K are available on the company’s website at www.breproperties.com/investors/proxy. If you wish to receive hard copies of these documents, please contact your securities broker or BRE Investor Relations at 415.445.6500 or ir@breproperties.com.

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Q1 2011 Analyst Conference Call

The company will hold a conference call on Wednesday, May 4, at 11:00 a.m. Eastern (8:00 a.m. Pacific) to review these results. The dial-in number to participate in the United States and Canada is 888.487.0342; the international number is 719.785.1758. Enter Conf. ID# 7187377. A telephone replay of the call will be available for 14 days at 877.870.5176 or 858.384.5517 international, using the same ID# 7187377. A link to the live webcast of the call will be posted on www.breproperties.com, in the Investors section. A webcast replay will be available for 30 days following the call.

Q2 2011 Earnings Dates

The company will report second quarter 2011 earnings after close of market on Tuesday, August 2, 2011, followed by a conference call on Wednesday, August 3, 2011 at 11:00 a.m. Eastern (8:00 a.m. Pacific).

About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in major metropolitan markets in Southern and Northern California and Seattle. BRE directly owns 76 multifamily communities (totaling 21,538 units) and has joint venture interests in an additional 13 apartment communities (totaling 4,080 units). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information. For more details, refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2011

(Unaudited, dollar amounts in thousands except per share data)

	March 31, 2011	December 31, 2010
ASSETS

Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$3,525,870	$3,464,466
Construction in progress	33,559	29,095
Less: accumulated depreciation	(664,413)	(640,456)

	2,895,016	2,853,105

Equity in real estate joint ventures:
Investments	60,946	61,132

Land under development	192,890	183,291

Total real estate portfolio	3,148,852	3,097,528

Cash	7,106	6,357
Other assets	55,895	52,362

TOTAL ASSETS	$3,211,853	$3,156,247

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Unsecured senior notes	$724,638	$773,076
Unsecured line of credit	310,000	209,000
Mortgage loans payable	810,320	810,842
Accounts payable and accrued expenses	45,318	52,070

Total liabilities	1,890,276	1,844,988

Redeemable noncontrolling interests	37,130	34,866

Shareholders’ equity:

Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 7,000,000 shares with total liquidation preference of $175,000,000 issued and outstanding at March 31, 2011 and December 31, 2010, respectively.	70	70

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 65,341,438 and 64,675,815 at March 31, 2011 and December 31, 2010, respectively.	653	647

Additional paid-in capital	1,283,724	1,275,676

Total shareholders’ equity	1,284,447	1,276,393

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$3,211,853	$3,156,247

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2011 and 2010

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 3/31/11	Quarter ended 3/31/10
REVENUES

Rental income	$87,345	$78,537
Ancillary income	3,259	3,126

Total revenues	90,604	81,663

EXPENSES

Real estate	$29,390	$26,573
Provision for depreciation	24,401	21,883
Interest	19,748	21,099
General and administrative	5,234	5,206
Other expenses (1)	143	925

Total expenses	78,916	75,686

Other income	605	724

Net income before noncontrolling interests, partnership income and discontinued operations	12,293	6,701

Income from unconsolidated entities	640	547

Income from continuing operations	12,933	7,248

Discontinued operations:
Discontinued operations, net (2)	—	1,603

Income from discontinued operations	—	1,603

NET INCOME	$12,933	$8,851

Redeemable noncontrolling interest in income	335	373

Dividends attributable to preferred stock	2,953	2,953

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,645	$5,525

Net income per common share - basic	$0.15	$0.10

Net income per common share - diluted	$0.15	$0.10

Weighted average shares outstanding - basic	64,890	55,320

Weighted average shares outstanding - diluted	65,105	55,415

(1)

For the three months ended March 31, 2011; $143,000 of acquisition costs were reported in other expenses. For the three months ended March 31, 2010 other expenses include $925,000 related to acquisition costs.

(2)	For 2010, includes four operating properties sold during the twelve months ending December 31, 2010.

	Quarter ended 3/31/11	Quarter ended 3/31/10
Rental and ancillary income	—	$4,460
Real estate expenses	—	(1,633)
Provision for depreciation	—	(1,224)

Income from discontinued operations, net	—	$1,603

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 3/31/2011	Quarter Ended 3/31/2010
Net income available to common shareholders	$9,645	$5,525
Depreciation from continuing operations	24,401	21,883
Depreciation from discontinued operations	—	1,224
Redeemable noncontrolling interest in income	335	373
Depreciation from unconsolidated entities	506	480
Less: Redeemable noncontrolling interest in income not convertible into common shares	(105)	(105)

Funds from operations	$34,782	$29,380

Allocation to participating securities - diluted FFO (1)	$(195)	$(261)

Allocation to participating securities - diluted EPS (1)	$(41)	$(23)

Diluted shares outstanding - EPS	65,105	55,415
Net income per common share - diluted	$0.15	$0.10

Diluted shares outstanding - FFO	65,720	56,170

FFO per common share - diluted	$0.53	$0.52

(1)	Adjustment to the numerators for diluted FFO per common share and diluted net income per common share calculations when applying the two class method for calculating EPS.

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter Ended 3/31/2011	Quarter Ended 3/31/2010
Net income available to common shareholders	$9,645	$5,525
Interest, including discontinued operations	19,748	21,099
Depreciation, including discontinued operations	24,401	23,107

EBITDA	53,794	49,731
Redeemable noncontrolling interest in income	335	373
Dividends on preferred stock	2,953	2,953
Other expenses	143	925

Adjusted EBITDA	$57,225	$53,982

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead from acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter Ended 3/31/2011	Quarter Ended 3/31/2010
Net income available to common shareholders	$9,645	$5,525
Interest, including discontinued operations	19,748	21,099
Depreciation, including discontinued operations	24,401	23,107
Redeemable noncontrolling interest in income	335	373
Dividends on preferred stock	2,953	2,953
General and administrative expense	5,234	5,206
Other expenses	143	925

NOI	$62,459	$59,188

Less Non Same-Store NOI	7,773	5,558

Same-Store NOI	$54,686	$53,630